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                                              EX-99>B(h)asapplegnon
Waddell & Reed Fund Families
APPLICATION
 NON-RETIREMENT PLAN
ACCOUNT
 Waddell & Reed, Inc.
Attention: Dealer Services
6300 Lamar Avenue
Shawnee Mission, KS 66202
 Legend Equities Corporation
Affix New Account
Label Here
 1
 I (We) make application for an account to be established as follows:
 REGISTRATION TYPE (check one only)
 () Single Name     () Joint Tenants W/ROS
   TOD (Transfer On Death)   () Yes   () No
 () Uniform Gifts (Transfers) To Minors (UGMA/UTMA)
 () Dated Trust    Date of Trust____________________
                                 (Month/Day/Year)
 () Declaration of Trust Revocable (Attach CUF 0022)
   NOT AVAILABLE IN ILLINOIS
 () Other:__________________________________________
 REGISTRATION
 NEW ACCOUNT     or     NEW FUND FOR EXISTING ACCOUNT______________________
                       (must have same ownership):
 ___________________________________________________________________________
Individual Name (exactly as desired)/Trustee/Custodian
(Tax-responsible party)
 ___________________________________________________________________________
Name of Trust, if applicable
 ___________________________________________________________________________
Social Security # or Taxpayer Identification #
 ___________________________________________________________________________
Date of Birth (Month/Day/Year)
 ___________________________________________________________________________
Cumulative Discount Number
(from existing account(s) if applicable)
 ___________________________________________________________________________
Relationship of Joint Owner, if Applicable
 ___________________________________________________________________________
Joint Name (if any, exactly as desired)/Co-Trustee/Minor (for UGMA/UTMA)
 ___________________________________________________________________________
Social Security # or Taxpayer Identification #
 ___________________________________________________________________________
Date of Birth (Month/Day/Year)
 ___________________________________________________________________________
Mailing Address
 ___________________________________________________________________________
City                                      State
 ___________________________________________________________________________
Zip Code                                  Citizenship (Required in VA)
 ___________________________________________________________________________
Telephone (home)                          Telephone (work)
 INVESTMENTS Make check payable to Waddell & Reed, Inc.
                                               (Check appropriate box)
                                           Automatic Investment Service
        Fund               Amount               to be established?
    (enter code)          Enclosed          (If Yes Complete Section 4)
   ______________    $_________________        () Yes         () No
   ______________    $_________________        () Yes         () No
   ______________    $_________________        () Yes         () No
   ______________    $_________________        () Yes         () No
   ______________    $_________________        () Yes         () No
   ______________    $_________________        () Yes         () No
               Total $_________________
                                   A          B           C
WADDELL & REED ADVISORS FUNDS   Shares     Shares     Shares
 Income                           621        121         321
Science & Technology             622        122         322
Accumulative                     623        123         323
Bond                             624        124         324
International Growth             625        125         325
Continental Income               627        127         327
High Income                      628        128         328
Vanguard                         629        129         329
New Concepts                     630        130         330
High Income II                   634        134         334
Tax-Managed Equity               671        171         371
Small Cap                        677        177         377
Retirement Shares                680        180         380
Asset Strategy                   684        184         384
Cash Management                  750        150         350
Government Securities            753        153         353
Municipal Bond                   760        160         360
Municipal High Income            762        162         362
                                    A          B           C
W&R FUNDS                       Shares     Shares     Shares
 Total Return                     601        501         301
Small Cap Growth                 602        502         302
Limited-Term Bond                603        503         303
Municipal Bond                   604        504         304
International Growth             605        505         305
Asset Strategy                   606        506         306
Science & Technology             608        508         308
High Income                      609        509         309
Large Cap Growth                 667        567         367
Mid Cap Growth                   668        568         368
Tax-Managed Equity               669        569         369
Money Market                     670        570         370

Page 1 of 3 LAP1764 (06/2000)

 2
 BENEFICIARY: For TOD (Transfer On Death) Accounts Only
                        Tax
 Full Name of     Identification       Date of
  Beneficiary         Number            Birth         Relationship    Percent
 ______________   ________________  _______________    ___________    _______%
                                   (Month/Day/Year)
______________   ________________  _______________    ___________    _______%
                                   (Month/Day/Year)
______________   ________________  _______________    ___________    _______%
                                   (Month/Day/Year)
______________   ________________  _______________    ___________    _______%
                                   (Month/Day/Year)
 3
 CLASS A SHARES ONLY
 This purchase may be entitled to a reduced sales charge for the following reason(s):
 () Existing Letter of Intent (LOI) for $_____________________________
   under LOI number ____________________________
 () Letter of Intent for $___________________________ is hereby executed.
   See below for amounts, terms and conditions.
   $100,000   $200,000   $300,000   $500,000   $1,000,000   $2,000,000
 () Shareholder(s) has CUMULATIVE DISCOUNT NUMBER _______________________
 () Shareholder linked to following existing accounts for Rights of
   Accumulation purposes:
   Account numbers(s)
__________________________  ________________________  __________________
__________________________  ________________________
 () Other accounts are being opened at this time that qualify to be linked for Rights of Accumulation.
   The accounts are being opened under the names and tax identification numbers as follows:
   Tax Identification Number               Names(s)
_____________________________________   _______________________________
_____________________________________   _______________________________
_____________________________________   _______________________________
 LETTER OF INTENT TERMS AND CONDITIONS (Class A shares only)
 1.
  This Agreement does not bind the investor to buy, or Waddell & Reed, Inc.
  to sell, any shares.
 2.
  This Agreement can only be terminated before the 13 months has elapsed by submitting a written request signed by all owners.
 3.
  Any purchase made under this Agreement will be made at the offering price applicable to a one-time purchase of the amount the investor has checked on the front of this Agreement as described in the prospectus of the fund or funds being purchased.
4.
  If the amount invested during the 13-month period covered by this
  Agreement exceeds the required amount and is large enough to qualify for a sales charge lower than that available under this Agreement, the lower sales charge will be applied to the amount invested. Upon termination of this Agreement, a price adjustment will be made to give effect to the lower sales charge and the amount of the price adjustment will be reinvested in additional shares of the fund(s) on the date of termination.
 5.
  If the amount invested during the 13-month period covered by this
  Agreement is less than the required amount, the sales charge for the investments reverts back to that outlined in the Fund Prospectus, as if the Agreement had not been executed. Waddell & Reed, Inc. will subtract shares equal in value to the amount of the additional sales charge due from escrowed shares. The investor hereby irrevocably appoints Waddell & Reed, Inc. or its successors or assigns, as attorney to surrender for redemption shares in an amount equal to the additional sales charge owed on the purchases made. This appointment and the authority granted herein shall be binding on the heirs, legal representatives, successors and assigns of the investor.
 6.
  While the value of purchases made prior to the acceptance date of this Agreement will be considered in determining the Intended Investment, the sales charge imposed on prior purchases will not be retroactively reduced.
 7.
  Shares purchased directly to W&R Money Market/or Waddell & Reed Advisor
  Cash Management will not be considered when determining the net asset value of shares presently held by the investor as of the date of acceptance of this Agreement, nor for determining the amount invested under this Agreement. However, non-commissionable shares are considered for these purposes.
 Page 2 of 3
 LAP1764 (06/2000)
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 4
 ESTABLISH AUTOMATIC INVESTMENT SERVICE
                            Draft                     Frequency
           Draft Is To     Amount        (check one n monthly will be used
   Fund     Begin On       $25.00                 if not checked)
  (Enter   (Month/Day/    Minimum                           Semi-
  code)       Year)       Per Fund  Monthly   Quarterly   Annually  Annually
   ______   __________   $___________   ()         ()         ()       ()
  ______   __________   $___________   ()         ()         ()       ()
  ______   __________   $___________   ()         ()         ()       ()
 Authorization to honor checks drawn by Waddell & Reed, Inc.
 As a convenience to me, I hereby request and authorize you to pay and charge to my or our account identified below, debit entries drawn on the account by Waddell & Reed, Inc. provided there are sufficient funds in the account to pay the same on presentation. This authorization shall remain in effect until revoked by me in writing and until you actually receive such notice. I agree that you shall be fully protected by honoring any such debit entry. I agree that your rights in respect to any debit entry shall be the same as if it were a check signed personally by me. I further agree, that if any such debit entry be dishonored, whether intentionally or inadvertently, you shall be under no liability whatsoever.
 PLEASE COMPLETE THE FOLLOWING IN ITS ENTIRETY.
___________________________________________________________________________
NAME OF DEPOSITOR (as shown on financial institution records(s))
 ___________________________________________________________________________
FINANCIAL INSTITUTION NAME
 ___________________________________________________________________________
FINANCIAL INSTITUTION ADDRESS
 ___________________________________________________________________________
CITY/STATE/ZIP
 ___________________________________________________________________________
Account Number at Financial Institution
 ___________________________________________________________________________
Financial Institution ABA Routing Number
 Check One
() Checking Account    () Savings Account
 Tape your voided check here.
(Do not send deposit slip)
 5
ACKNOWLEDGEMENT
 _ I (We) have received a copy of the current prospectus of the Funds selected, and agree to the terms therein and herein.
 _ Under penalties of perjury, I certify that the social security number or other taxpayer identification number shown in Section 1 is correct (or I am waiting for a number to be issued to me) and (strike the following if not true) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
 _ I (we) understand that there may be a deferred sales charge upon the redemption of any Class B or C shares held in the account for less than the time specified in the prospectus.
 Signature(s) of Purchasers (all joint purchasers must sign). Sign exactly as name(s) appear in registration.
 The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.
 ___________________________________________________________________________
(Signature)     (Printed Name)     (Title, if any)
 ___________________________________________________________________________
(Signature)     (Printed Name)     (Title, if any)
 ___________________________________________________________________________
(Advisor/Representative Signature)   Advisor/Representative Number   (Date)
 ___________________________________________________________________________
Dealer Approval/Securities Principal
 Check Any Items Enclosed With Application
 () Declaration Trust Revocable (CUF0022)
 () Additional Applications_________________________________________________
 () Check enclosed #________________________________________________________
 () Other___________________________________________________________________
 Page 3 of 3
 LAP1764 (06/2000)

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